Exhibit 3.2

SEVENTH AMENDED AND RESTATED BYLAWS

OF

T-MOBILE US, INC.

Effective April 1, 2020

PREAMBLE

These Seventh Amended and Restated Bylaws (these “Bylaws”) of T-Mobile US, Inc., a Delaware corporation (the “Corporation”), are subject to, and governed by, the General Corporation Law of the State of Delaware (the “Delaware Corporation Law”) and the Fifth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) of the Corporation. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I

OFFICES

1. The registered office of the Corporation shall be the registered office named in the Certificate of Incorporation or such other place as shall be determined by the Board of Directors from time to time.

2. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, either within or without the State of Delaware, or solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware Corporation Law, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

2. Written or printed notice of the annual meeting, stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the Delaware Corporation Law (except to the extent prohibited by Section 232(e) of the Delaware Corporation Law) or by mail, to each stockholder of record entitled to vote at such meeting.

3. Special meetings of the stockholders, for any purpose or purposes, may be called only as set forth in the Certificate of Incorporation. A special meeting of stockholders shall be held on such date, and at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

4. Written or printed notice of the special meeting, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called, shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by electronic transmission in the manner provided in Section 232 of the Delaware Corporation Law (except to the extent prohibited by Section 232(e) of the Delaware Corporation Law) or by mail, to each stockholder of record entitled to vote at such meeting.

5. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

6. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting of stockholders (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the Company’s option, either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided in the notice of the meeting, or at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders entitled to vote at any meeting of stockholders.

7. At each meeting of the stockholders, the stockholders holding issued and outstanding capital stock of the Corporation having not less than a majority of the votes of the capital stock of the Corporation entitled to vote generally in the election of directors, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. Where a separate vote by a class or classes or series of capital stock of the Corporation is required on any matter at a meeting of stockholders, the stockholders holding issued and outstanding shares of such class or classes or series having not less than a majority of the votes of such class or classes or series entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such separate vote. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairperson of such meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

8. When a quorum is present or represented at any meeting, unless otherwise required by applicable law, the Certificate of Incorporation, or these Bylaws, the election of directors and any advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be decided by a plurality of the votes cast at a meeting in person or by proxy by the holders of stock entitled to vote thereon. When a quorum is present or represented at any meeting, unless a different or minimum vote is provided applicable law, the Certificate of Incorporation, or these Bylaws, in which case such different or minimum vote shall be the required vote on such matter, any matter, other than the election of directors and an advisory vote on the frequency of stockholder votes related to the compensation of executives required by Section 14A(a)(2) of the Exchange Act, brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the votes cast in person or by proxy in favor of such action by the holders of stock entitled to vote thereon. For the avoidance of doubt, abstentions and, except as may be required pursuant to the rules of any exchange where the securities of the Corporation may be listed, broker non-votes will not be counted as votes cast for such purposes.

9. Unless otherwise provided by applicable law, in the Certificate of Incorporation, or in these Bylaws, at every meeting of the stockholders, each stockholder entitled to vote thereat shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may, by written instrument, electronic transmission or any other means permitted under Section 212 of the Delaware Corporation Law, authorize another person or persons to act for such stockholder as proxy, but no proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

10. At every meeting of stockholders, the chairperson of the Board of Directors, or in his or her absence or inability to act, the chief executive officer, or in his or her absence or inability to act, the person whom the chief executive officer shall appoint, shall act as presiding chairperson of, and preside at, the meeting. The secretary, or in his or her absence or inability act, the person whom the presiding chairperson of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or any rules and regulations adopted by the Board of Directors (or in the absence of any rules and regulations adopted by the Board of Directors), the presiding chairperson of any meeting of the stockholders shall have the right and authority to convene, recess and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding chairperson of the meeting, may include, without limitation, the following: (a) the order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by participants; and (g) policies and procedures with respect to the adjournment of such meeting.

11. Unless otherwise provided in the Certificate of Incorporation, the provisions of this Section 11 shall apply to nominations of directors for election to the Board of Directors. Nominations of directors for election to the Board of Directors must be made by the Board of Directors or by any Eligible Stockholder (as defined below). Nominations, other than those made by the Board of Directors of the Corporation, may be made only by an Eligible Stockholder and only if (1) such stockholder has provided timely notice thereof in accordance with this Section 11, including timely updates and supplements thereof in accordance with Section 13, in each case in proper form in writing to the secretary of the Corporation, and (2) such stockholder has provided, or caused to be provided, the information and disclosures required by this Section 11. To be timely, a stockholder’s notice must be received by the secretary of the Corporation at the executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting, regardless of whether the party or parties seeking to make the nominations are seeking to include the nominees in management’s proxy materials or in its or their own or other proxy materials; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice must be received by the secretary of the Corporation not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting but not later than the close of business on the latter of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting, not later than the close of business on the sixtieth (60th) calendar day nor earlier than the close of business on the ninetieth (90th) calendar day prior to the date of such special meeting, or if the first public announcement of the date of such special meeting is less than seventy (70) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and, if applicable, of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Such notice shall contain the following:

(a) the written consent of each proposed nominee to being named in the proxy statement as a nominee and to serve as a director if so elected;

(b) the following information as to each proposed nominee:

(1) the name, age, citizenship, residence address and business address of such proposed nominee;

(2) the principal occupation or employment, and the name, type of business and address of the corporation or other organization in which such employment is carried on, of such proposed nominee and of each such person nominating such proposed nominee;

(3) the qualifications of such proposed nominee to serve as a director of the Corporation;

(4) the amount of stock of the Corporation owned of record and beneficially, either directly or indirectly, by such proposed nominee;

(5) a description of any Derivatives Arrangements and Instruments (as defined below) that have been entered into by or on behalf of such proposed nominee;

(6) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposed nominee has a right to vote, directly or indirectly, any shares of any security of the Corporation;

(7) any performance-related fees (other than an asset-based fee) that such proposed nominee is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or any Derivative Arrangements and Instruments, if any, as of the date of such notice;

(8) a description of all arrangements or understandings of each proposed nominee, each stockholder proposing such nomination and any Stockholder Associated Person (as defined below) of such stockholder with each other or with any other person pursuant to which the nomination or nominations are to be made by the stockholder proposing such nomination, or regarding compensation or future employment with such stockholder and any Stockholder Associated Person or any future transaction to which the Corporation will or may be a party;

(9) all information required by the Corporation’s director questionnaire then in use by the Corporation for its directors and officers, a copy of which shall be available at the offices of the Corporation; and

(c) the following information with respect to the stockholder giving the notice and each of such stockholder’s Stockholder Associated Persons:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and any Stockholder Associated Person;

(2) the class and number of shares of the Corporation which are owned of record and beneficially by such stockholder and any Stockholder Associated Person;

(3) the voting rights of such stockholder and any Stockholder Associated Person, including any proxy, contract, arrangement, understanding or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of any security of the Corporation;

(4) a description of any Derivative Arrangements and Instruments that have been entered into by or on behalf of such stockholder and any Stockholder Associated Person;

(5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by such stockholder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(6) any proportionate interest in shares of the Corporation or Derivative Arrangements and Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder and any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(7) any performance-related fees (other than an asset-based fee) that such stockholder and any Stockholder Associated Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or any Derivative Arrangements and Instruments, if any, as of the date of such notice;

(8) any direct or indirect interest of such stockholder and any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(9) a statement whether such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to vote in the election of directors required under applicable law to elect the nominee; provided, however, that this Section 11(c)(7) shall not require disclosure in the applicable notice of the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder of record providing such notice solely as a result of being the stockholder directed to prepare and submit the notice required pursuant to these Bylaws on behalf of a beneficial owner; and

(10) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

The term “Derivative Arrangements and Instruments” means, with respect to a specified person, any agreement, arrangement or understanding (including, without limitation and regardless of the form of settlement, any derivative, synthetic, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such person, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to (1) give such person economic benefits or risks similar to ownership of any class or series of shares of the Corporation, including due to the fact that the value of such agreement, arrangement or understanding is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, and without regard to whether such person or others acting in concert therewith may have entered into transactions that hedge or mitigate the economic effect of such agreement, arrangement or understanding, (2) mitigate loss to such person, manage risk or volatility for such person, increase or decrease the voting power of such person, or (3) create any other direct or indirect opportunity to profit or share in any profit from any increase or decrease in value, in each case with respect to any class or series of shares of the Corporation.

The term “Eligible Stockholder” means a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice by such stockholder provided for in this Section 11 or Section 12 (as the case may be) and on the record date for the determination of stockholders entitled to vote at the applicable annual or special meeting of the stockholders, (ii) who is entitled to vote on the business proposed in such notice to be conducted at an annual meeting of the stockholders (in the case of Section 12) or for the election of directors to be elected at an annual or special meeting of stockholders (in the case of this Section 11) and (iii) who complies with the applicable procedures set forth in this Section 11 or Section 12 (as the case may be).

The term “Stockholder Associated Person” in relation to any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the nomination or proposal, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with, associate of, or other person acting in concert with, such person referred to in the preceding clauses (i) and (ii).

Public announcement of a stockholder meeting shall be deemed to occur upon disclosure of the date of such meeting in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

12. At any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any Eligible Stockholder who complies with the notice procedures set forth in these Bylaws. The procedures referred to in clause (c) of the immediately preceding sentence and described in the remainder of this Section 12 shall be the exclusive means for a stockholder to submit business (other than stockholder proposals properly submitted in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) to be considered or acted upon at an annual meeting of stockholders. To be properly brought before a special meeting of the stockholders, business must be specified in the notice of meeting (or any supplement thereto), and stockholders shall not be entitled to submit business to be considered or acted upon at any special meeting except in accordance with any applicable procedures for calling a special meeting as set forth in the Certificate of Incorporation. For the avoidance of doubt, the nomination of directors and the election of directors are deemed separate and distinct items of business, and candidates eligible for election to the Board of Directors at any meeting will be limited to those candidates who have been nominated in accordance with the provisions of Section 11.

For business to be properly brought before an annual meeting by an Eligible Stockholder pursuant to clause (c) of the first sentence of this Section 12, (1) such stockholder must have provided timely notice thereof in accordance with this Section 12, including timely updates and supplements thereof in accordance with Section 13, in each case in proper form in writing to the secretary of the Corporation, (2) such stockholder must have provided, or caused to be provided, the information and disclosures required by this Section 12, and (3) such business must be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after such anniversary date, notice to the Corporation to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to such annual meeting but not later than the close of business on the latter of the ninetieth (90th) calendar day prior to such annual meeting or the tenth (10th) calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation, and (ii) in the case of a special meeting, not later than the close of business on the ninetieth (90th) calendar day nor earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of such special meeting, or if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting. In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. Such notice shall contain the following:

(a) as to each matter the stockholder proposes to bring before the meeting, a precise description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and

(b) the following information with respect to the stockholder and each of such stockholder’s Stockholder Associated Persons:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and any Stockholder Associated Person;

(2) the class and number of shares of the Corporation which are owned of record and beneficially by such stockholder and any Stockholder Associated Person;

(3) the voting rights of such stockholder and any Stockholder Associated Person, including any proxy, contract, arrangement, understanding or relationship pursuant to which any such party has a right to vote, directly or indirectly, any shares of any security of the Corporation;

(4) a description of any Derivative Arrangements and Instruments that have been entered into by or on behalf of such stockholder and any Stockholder Associated Person;

(5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by such stockholder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(6) any proportionate interest in shares of the Corporation or Derivative Arrangements and Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(7) any performance-related fees (other than an asset-based fee) that such stockholder and any Stockholder Associated Person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or any Derivative Arrangements and Instruments, if any, as of the date of such notice;

(8) any direct or indirect interest of such stockholder or any Stockholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(9) a statement whether such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the votes entitled to vote on the proposal required under applicable law to carry the proposal; provided, however, that this Section 12(c)(9) shall not require disclosure in the applicable notice of the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder of record providing such notice solely as a result of being the stockholder directed to prepare and submit the notice required pursuant to these Bylaws on behalf of a beneficial owner;

(10) any material interest that such stockholder and any Stockholder Associated Person has in the item of business that is the subject of the proposal; and

(11) any other information relating to such stockholder and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.

The preceding requirements must be met independently for each item of business that any stockholder proposes to bring before a meeting, regardless of whether the stockholder seeks to include the proposal in management’s proxy materials or in its own or other proxy materials.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 12. The presiding chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Section 12, and if such person should so determine, such person shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12.

13. An Eligible Stockholder providing notice of any nominations to be made or business proposed to be brought before an annual meeting as set forth in Section 11 or Section 12, as applicable, shall further update and supplement such applicable notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 11 or Section 12, as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the secretary of the Corporation at the principal executive offices of the Corporation no later than five (5) business days after the record date for the meeting (in the case of an update and supplement required to be made as of the record date), and no later than eight (8) business days prior to the date of the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of an update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

14. Failure to receive notice of any meeting shall not invalidate the meeting.

15. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment or postponement thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the presiding chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the presiding chairperson of the meeting and shall be announced at the meeting. No ballots, proxies, votes or any revocations thereof or changes thereto shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

ARTICLE III

DIRECTORS

1. Except as provided in the Certificate of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Except as provided in Section 2 of this Article III and the Certificate of Incorporation, the directors shall be elected at the annual meeting of the stockholders and each director elected shall hold office until his or her successor is elected and qualified, unless he or she shall die, resign, retire, become disqualified or otherwise be removed. Directors need not be stockholders.

2. Except as provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the votes of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall expire at the next annual election of directors, and such director shall hold office until his or her successor is duly elected and shall qualify, or until his or her earlier death, resignation, retirement, disqualification or removal. If there are no directors in office, then an election of directors may be held in the manner provided by applicable law.

3. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders or by specific stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

5. The first meeting of each newly elected Board of Directors shall be held on such date and at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

6. Regular meetings of the Board of Directors may be held without notice on such dates at such times and places as shall from time to time be determined by the Board of Directors.

7. Special meetings of the Board of Directors may be called by the chairperson of the Board of Directors or the chief executive officer, and shall be called by the secretary on the written request of a majority of the directors. Notice of every special meeting of the Board of Directors shall be given to each director personally, in writing, by overnight courier service or first class mail, or by electronic transmission at least forty-eight (48) hours (in the case of notice given personally or by electronic transmission) or five (5) days (in the case of notice by overnight courier service or first class mail) before the date of the special meeting.

8. At all meetings of the Board of Directors a majority of all directors in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, in the Certificate of Incorporation or in these Bylaws. A quorum, once established, shall not be broken by the subsequent withdrawal or departure of directors to leave less than a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

9. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee, as applicable.

10. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference call, video conference, webcast or other means by which all persons participating in the meeting can hear or communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting.

11. At each meeting of the Board of Directors, the chairperson of the Board of Directors, or in his or her absence, the presiding or lead independent director, or in his or her absence, a director in attendance at such meeting selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the presiding chairperson of the meeting may appoint any person to act as secretary of the meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

12. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, subject to the provisions of the Certificate of Incorporation.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to submitting any actions to the stockholders which require stockholder approval (other than the election or removal of directors), amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, amending these Bylaws; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of capital stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless the Board of Directors or the applicable committee charter provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. A quorum, once established, shall not be broken by the subsequent withdrawal or departure of directors to leave less than a quorum. Unless the Board of Directors or the committee charter provides otherwise and subject to the provisions of the Certificate of Incorporation, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

14. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors or designated committee thereof shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director payable in cash, stock, stock options, or other compensation or a combination thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation and reimbursement of expenses for attending committee meetings.

REMOVAL OF DIRECTORS

15. Unless otherwise restricted or permitted by the Certificate of Incorporation or these Bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors at any meeting of stockholders or any adjournment thereof or by action taken by the stockholders by written consent without a meeting.

RESIGNATIONS OF DIRECTORS OR COMMITTEE MEMBERS

16. Any director or member of a committee may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time or upon the happening of an event or events specified therein, or if no such time or event is specified, at the time of its receipt by the chairperson of the Board of Directors or chief executive officer and the secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

FCC ELIGIBILITY — DIRECTORS

17. The Corporation, to the extent necessary to comply with FCC reporting or disclosure requirements, shall obtain from each existing and proposed director information relating to the citizenship and foreign affiliations, if any, of the director and such other information regarding the director as is reasonable to ensure the Corporation is in compliance with applicable law.

ARTICLE IV

NOTICES

1. Whenever, under the provisions of applicable law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any director or stockholder, such notice may be delivered either personally, by electronic transmission in the manner provided in Section 232 of the Delaware Corporation Law (except to the extent prohibited by Section 232(e) of the General Delaware Corporation Law) or by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail with postage thereon prepaid, addressed to the director or stockholder at such director’s or stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed to be given at the times provided in the Delaware Corporation Law. Such further notice shall be given as may be required by applicable law.

2. Whenever any notice is required to be given under the provisions of applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE V

OFFICERS

1. Subject to the restrictions of the Certificate of Incorporation, the officers of the Corporation elected or appointed by the Board of Directors shall include a chief executive officer, president, chief financial officer, treasurer and secretary, and may include such additional officers as may from time to time be authorized by these Bylaws or the Board of Directors. The Board of Directors may appoint, or may delegate to the chief executive officer or president the power to appoint, such other officers (including without limitation one or more senior vice-presidents, vice-presidents, assistant secretaries and assistant treasurers) as may be necessary or desirable for the conduct of the business or affairs of the Corporation. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

2. Each officer of the Corporation shall hold office until such officer’s successor is elected or appointed by the Board of Directors, or to the extent permitted in Section 1 of this Article V, by the chief executive officer or president, or until such officer’s death, resignation or removal in the manner hereinafter provided. Any officer may resign at any time. Such resignation shall be made in writing or electronic transmission and shall take effect at the time specified therein, or if no such time is specified, at the time of its receipt by the chief executive officer or secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Subject to the restrictions of the Certificate of Incorporation, any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of directors comprising the whole Board of Directors and any officer elected or appointed by the chief executive officer or president may be removed by the Board of Directors, chief executive officer or president. Subject to the restrictions of the Certificate of Incorporation, any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, or to the extent permitted in Section 1 of this Article V, the chief executive officer or president.

CHAIRPERSON OF THE BOARD OF DIRECTORS; PRESIDING DIRECTOR

3. Subject to the restrictions of the Certificate of Incorporation, the Board of Directors may elect from among its members a chairperson of the Board of Directors and a presiding or lead independent director of the Board of Directors, each of whom shall have and may exercise such powers as are set forth in these Bylaws or assigned by the Board of Directors from time to time. The chairperson of the Board of Directors, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. In his or her absence, the presiding or lead independent director shall preside at any meetings of the Board of Directors and of the stockholders at which he or she shall be present.

THE CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND PRESIDENT

4. The chief executive officer, in the absence of the chairperson of the Board of Directors, shall preside at all meetings of the stockholders. The chief executive officer shall have general and active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties may be prescribed by the Board of Directors.

5. The chief operating officer shall be responsible for the day-to-day operations of the Corporation. The chief operating officer shall perform such duties as from time to time may be assigned to him or her by the Board of Directors or by the chief executive officer. In the absence of the chief executive officer or in the event of his or her inability or refusal to act, the chief operating officer shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the chief executive officer.

6. Unless otherwise determined by the Board of Directors, the chief executive officer shall be the president of the Corporation. If an officer other than the chief executive officer is designated president, the president shall perform such duties as may be prescribed by the Board of Directors or by the chief executive officer. In the absence of the chief executive officer or in the event of his or her inability or refusal to act, the president shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer.

CHIEF FINANCIAL OFFICER

7. The chief financial officer of the Corporation shall have responsibility for the general charge, management and control of the financial and accounting affairs and business of the Corporation and, jointly with the treasurer of the Corporation, shall have custody and control of all the funds and securities of the Corporation, and he or she shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer or president.

VICE PRESIDENTS

8. The vice presidents shall perform such duties and have such powers as may be prescribed by the Board of Directors or the chief executive officer or president.

THE SECRETARY AND ASSISTANT SECRETARIES

9. The secretary shall cause to be issued all authorized notices for, and shall keep minutes of, all meetings of the Board of Directors, the standing committees of the Board of Directors, and the stockholders. The secretary shall have charge of the corporate books and records of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer or president. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties may be prescribed by the Board of Directors or the chief executive officer or president.

THE TREASURER AND ASSISTANT TREASURERS

10. The treasurer, jointly with the chief financial officer, shall have custody and control of the corporate funds and securities. The treasurer shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer or president. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election or appointment) shall, in the absence of the treasurer or in the event of the treasurer’s inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer or president.

ARTICLE VI

CERTIFICATE OF STOCK

1. Upon written request, every holder of capital stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, any authorized officers of the Corporation, certifying the number of shares owned by such holder in the Corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of capital stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in a form approved by the Board of Directors.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the Delaware Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, and preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

3. The Corporation may issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

4. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

TRANSFER OF STOCK

5. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Subject to Section 155 of the Delaware Corporation Law, to the extent designated by the president or any vice president or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

6. Except in the case of consent to corporate action in writing without a meeting, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

7. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

REGISTERED STOCKHOLDERS

8. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

1. Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, in shares of the capital stock of the Corporation or out of any other assets of the Corporation legally available therefor, subject to the provisions of the Certificate of Incorporation and applicable law.

2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. In the absence of such a resolution, the fiscal year of the Corporation shall be the calendar year.

SEAL

5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

FCC ELIGIBILITY — STOCKHOLDERS

6. In order to enable the Corporation to establish that existing and proposed stockholders are eligible to be stockholders of the Corporation under applicable law, the officers of the Corporation, to the extent necessary, may request from each existing and proposed stockholder information relating to the citizenship and the extent, if any, of the foreign ownership of the stockholder, and such other information regarding the stockholder as is reasonable to ensure the Corporation is in compliance with applicable law.

ARTICLE VIII

AMENDMENTS

1. These Bylaws may be altered, amended or repealed only in accordance with the provisions of the Certificate of Incorporation.